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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2001

Chiron Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

    Chiron Corporation ("Chiron" or the "Company") announced on June 7, 2001 that it has agreed to the sale of Liquid Yield Option™ Notes (LYONs). The Company anticipates gross proceeds of $400 million, and will use those proceeds for general corporate purposes. The initial purchaser of the 30-year LYONs will also have a 30-day option to purchase additional LYONs to cover over-allotments, which would give Chiron up to approximately $100 million additional gross proceeds.

Item 7. Financial Statements and Exhibits.

    (c)
    Exhibits.

EXHIBIT NUMBER

99.1
Press release by Chiron Corporation dated June 7, 2001, relating to Registrant's announcement of its agreed sale of Liquid Yield Option Notes, referred to in Item 5 above.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
Date: June 7, 2001	By:	/s/ WILLIAM G. GREEN William G. Green Senior Vice President, General Counsel and Secretary

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES